SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    VODAFONE AIRTOUCH PUBLIC LIMITED COMPANY
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             (Exact name of registrant as specified in its charter)

  ENGLAND AND WALES                                          NONE
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  (State or other jurisdiction of
  incorporation or organization)               (IRS Employer Identification No.)

                                  THE COURTYARD
                                 2-4 LONDON ROAD
                           NEWBURY, BERKSHIRE RG14 1JX
                                     ENGLAND
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(Address of principal executive offices)                              (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box |_|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box |_|

     Securities Act registration statement file number to which this form relates: 333-76781 (if applicable).

     Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class                               Name Of Each Exchange On Which
To Be So Registered                               Each Class Is To Be Registered
-------------------                               ------------------------------
ORDINARY SHARES OF NOMINAL VALUE $0.10 EACH       NEW YORK STOCK EXCHANGE*

AMERICAN DEPOSITARY SHARES (EVIDENCED BY          NEW YORK STOCK EXCHANGE
AMERICAN DEPOSITARY RECEIPTS), EACH
REPRESENTING TEN ORDINARY SHARES

* Not for trading, but only in connection with the registration of American Depositary Shares, pursuant to the requirements of the Securities and Exchange Commission.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            The information set forth under the captions "Material Tax Consequences," "Vodafone AirTouch Following the Merger -- Dividends," "Description of Vodafone AirTouch Ordinary Shares" and "Description of Vodafone AirTouch American Depositary Shares" contained in the Registrant's Registration Statement on Form F-4 (Registration No. 333-76781), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on April 22, 1999, is incorporated herein by reference.

ITEM 2.     EXHIBITS.

            The following exhibits have been included in or incorporated by reference into the copy of this Registration Statement.

1.1 Specimen Certificate of Vodafone AirTouch Public Limited Company Ordinary Share.

1.2 Specimen American Depositary Receipt (incorporated by reference to Exhibit A to Deposit Agreement filed as Exhibit 2.2 below).

2.1 Memorandum and Articles of Association of the Registrant as in effect beginning June 30, 1999.

2.2 Deposit Agreement, dated as of October 12, 1988, as amended and restated as of December 26, 1989, as further amended and restated as of September 16, 1991, and as further amended and restated as of June 30, 1999, among Vodafone AirTouch Public Limited Company, AirTouch Communications, Inc., The Bank of New York, as Depositary, and owners and beneficial owners of American Depositary Receipts of Vodafone AirTouch Public Limited Company.



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


                                   SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           VODAFONE AIRTOUCH PUBLIC
                                                 LIMITED COMPANY


Date:       June 30, 1999                  By:  /s/ Stephen R. Scott
                                              ----------------------------------
                                           Name:  Stephen R. Scott
                                           Title:  Company Secretary



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